 Exhibit 99.1

Contact:            Joanne Ferrara, Investor Relations
631-773-5813
joanne.ferrara@falconstor.com

FalconStor Software Reports First Quarter Results
Company On Track to Meet Full-Year Target

MELVILLE, N.Y., April 28, 2009—FalconStor Software, Inc. (NASDAQ: FALC), the provider of TOTALLY Open™ data protection solutions, today announced financial results for its first quarter ended March 31, 2009.

Revenues for the first quarter of 2009 were $21.0 million, compared with $21.8 million for the same period a year ago.  GAAP loss from operations for the quarter was $0.8 million, compared with operating income of $1.8 million in the first quarter of 2008.  GAAP net loss for the quarter was $0.9 million, or $0.02 per share, compared with GAAP net income of $1.3 million, or $0.03 per diluted share, in the first quarter of 2008.  Stock-based compensation expense was $2.2 million in the first quarter of 2009 and $2.3 million in the first quarter of 2008.

Non-GAAP income from operations was $1.3 million in the first quarter of 2009, compared with non-GAAP income from operations of $4.1 million in the first quarter of 2008.  Non-GAAP net income was $0.6 million, or $0.01 per diluted share, in the first quarter of 2009, compared with $2.9 million, or $0.06 per diluted share, in the first quarter of 2008.  Non-GAAP results exclude the effects of stock-based compensation expense net of the related income taxes.

The Company closed the quarter with $41.8 million in cash, cash equivalents, and marketable securities.  Cash flow from operations for the first quarter was $3.3 million. Deferred revenue at the end of the quarter was $21.9 million, which is a 10 percent increase compared with the same period a year ago.  During the first quarter of 2009, the Company repurchased 0.6 million shares of Common Stock at a total purchase price of $1.5 million, or an average price of $2.69 per share.

For the year ending December 31, 2009, the Company still anticipates:

•	Revenues to be in the range of $96 million to $100 million
•	Non-GAAP net income to be between $0.18 and $0.21 per diluted share, which excludes stock-based compensation, net of income taxes.

“We are pleased that we are on track to achieve our full-year target even in this difficult macroeconomic environment,” said ReiJane Huai, chairman and CEO of FalconStor Software.  “We are confident that our continued investment in development, marketing, sales, and support will enable us to expand our market share and to leapfrog the competition.  As a result, we have continued to hire, knowing that it may impact our earnings in the short-term, but we believe it will foster the long-term growth of the company.  Even with these investments, we are pleased that we had a non-GAAP profit for the quarter and that we continued to generate positive cash flows from operations.”

The Company will host a conference call on Tuesday, April 28, 2009, at 4:30 p.m. ET, to discuss the results. To participate in the conference call, please dial:

Toll Free: 1-800-366-8058
International: 1-303-228-2960

To view the presentation, please copy and paste the following link into your browser and register for this meeting. Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?ED=121183522&RG=1&UID=0

Meeting: FalconStor Q1 2009 Earnings
Meeting password: q1numbers
Meeting Number: 489 610 431

If you are unable to register via the Internet, please contact Joanne Ferrara, Investor Relations at 631-773-5813 or joanne.ferrara@falconstor.com.

A conference call replay is scheduled to be available beginning April 28 at 6:30 p.m. ET through 11:59 p.m. ET on May 1.  To listen to the replay of the call, dial toll free: 1-800-405-2236 or International: 1-303-590-3000, passcode: 11130511#, or visit our website at www.falconstor.com/investors.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance.  In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results.  We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making.  For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor
FalconStor Software, Inc. (NASDAQ: FALC) is the market leader in disk-based data protection.  FalconStor delivers proven, comprehensive data protection solutions that facilitate the continuous availability of business-critical data with speed, integrity, and simplicity.  The Company’s TOTALLY Open™ technology solutions, built upon the award-winning IPStor® platform, include the industry leading Virtual Tape Library (VTL) with deduplication, Continuous Data Protector (CDP), File-interface Deduplication System (FDS), and Network Storage Server (NSS), each enabled with WAN-optimized replication for disaster recovery and remote office protection. FalconStor products are available from major OEMs and solution providers including Acer, COPAN Systems, Data Direct Networks, DSI, EMC, H3C, IBM, Pillar Data Systems, Spectra Logic, and Sun and are deployed by thousands of customers worldwide, from small businesses to Fortune 1000 enterprises.

FalconStor is headquartered in Melville, N.Y., with offices throughout Europe and the Asia Pacific region.  For more information, visit www.falconstor.com or call 1-866-NOW-FALC (1-866-669-3252).

###

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the storage and networking industries; competition in the network storage software market; the potential failure of FalconStor’s OEM partners to introduce or to market products incorporating FalconStor’s products; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software, and IPStor are registered trademarks, and TOTALLY Open is a trademark of FalconStor Software, Inc. in the US and other countries.  All other company and product names contained herein may be trademarks of their respective holders.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2009	December 31, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$22,768,771	$22,364,235
Marketable securities	17,885,290	19,279,010
Accounts receivable, net	22,762,185	25,015,848
Prepaid expenses and other current assets	2,593,013	2,468,632
Deferred tax assets, net	4,835,752	4,296,297

Total current assets	70,845,011	73,424,022

Property and equipment, net	7,847,667	7,963,019
Long-term marketable securities	1,145,950	1,166,945
Deferred tax assets, net	5,767,383	5,739,195
Other assets, net	3,179,530	2,544,545
Goodwill	4,150,339	4,150,339
Other intangible assets, net	1,224,576	1,375,695

Total assets	$94,160,456	$96,363,760

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,250,640	$738,140
Accrued expenses	6,241,375	8,288,732
Deferred revenue, net	16,001,054	16,068,370

Total current liabilities	23,493,069	25,095,242

Other long-term liabilities	549,979	199,323
Deferred revenue, net	5,849,192	5,992,843

Total liabilities	29,892,240	31,287,408

Commitments and Contingencies

Total stockholders’ equity	64,268,216	65,076,352

Total liabilities and stockholders’ equity	$94,160,456	$96,363,760

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues:
Software license revenue	$13,650,062	$15,318,919
Maintenance revenue	6,088,784	5,114,247
Software services and other revenue	1,282,239	1,373,494
	21,021,085	21,806,660

Operating expenses:
Amortization of purchased and capitalized software	178,219	38,869
Cost of maintenance, software services and other revenue	3,627,824	3,275,619
Software development costs	6,308,212	5,878,785
Selling and marketing	9,511,568	8,958,751
General and administrative	2,220,459	1,901,221
	21,846,282	20,053,245
Operating (loss) income	(825,197)	1,753,415

Interest and other (loss) income	(453,413)	559,261

(Loss) income before income taxes	(1,278,610)	2,312,676

(Benefit) provision for income taxes	(427,649)	978,919

Net (loss) income	$(850,961)	$1,333,757

Basic net (loss) income per share	$(0.02)	$0.03

Diluted net (loss) income per share	$(0.02)	$0.03

Weighted average basic shares outstanding	44,974,677	49,590,008
Weighted average diluted shares outstanding	44,974,677	51,690,245

FalconStor Software, Inc. and Subsidiaries
Non-GAAP Operating Data
GAAP Reconciliation
(Unaudited)

	Three Months Ended March 31,
	2009	2008

GAAP (loss) income from operations	$(825,197)	$1,753,415
Add: non-cash stock option expense (1)	2,155,114	2,339,646
Non-GAAP income from operations	1,329,917	4,093,061

GAAP net (loss) income	$(850,961)	$1,333,757
Add: non-cash stock option expense, net of income taxes (2)	1,454,468	1,541,848
Non-GAAP net income	603,507	2,875,605

GAAP operating margins	(4%)	8%
Add: non-cash stock option expense (1)	10%	11%
Non-GAAP operating margins	6%	19%

GAAP Basic EPS	$(0.02)	$0.03
Add: non-cash stock option expense, net of income taxes (2)	0.03	0.03
Non-GAAP Basic EPS	0.01	0.06

GAAP Diluted EPS	$(0.02)	$0.03
Add: non-cash stock option expense, net of income taxes (2)	0.03	0.03
Non-GAAP Diluted EPS	0.01	0.06

Weighted average basic shares
Outstanding (GAAP and as adjusted)	44,974,677	49,590,008
Weighted average diluted shares
Outstanding (GAAP and as adjusted)	45,417,636	51,690,245

Footnotes:
(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended March 31,
	2009	2008

Cost of maintenance, software services and other revenue	$358,679	$280,598
Software development costs	672,747	849,598
Selling and marketing	890,318	994,949
General and administrative	233,370	214,501

Total non-cash stock-based compensation expense	$2,155,114	$2,339,646

(2)	Represents the effects of non-cash stock option expense recognized for GAAP purposes under FAS 123R for the three months ended March 31, 2009 and 2008, net of related income tax effects.